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                                                                  EXHIBIT 24.2
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                                 June 3, 1998


Cell Robotics International, Inc.
2715 Broadbent Parkway, N.E.
Albuquerque, New Mexico 87107

     Re:  S.E.C. REGISTRATION STATEMENT ON FORM S-3
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Ladies and Gentlemen:

     We hereby consent to the inclusion of our opinion regarding the legality of the securities being registered by the Registration Statement to be filed with the United Stated Securities and Exchange Commission, Washington, D.C., pursuant to the Securities Act of 1933, as amended, by Cell Robotics International, Inc., a Colorado corporation, (the "Company") in connection with the offering described therein of up to 78,788 shares of its Preferred Stock, $0.04 par value, 157,576 Common Stock Purchase Warrants of the Company, and 472,728 shares of the Company's Common Stock, $0.004 par value, as proposed and more fully described in such Registration Statement.

     We further consent to the reference in such Registration Statement to our having given such opinions.

                                        Sincerely,


                                        /s/ Nathan L. Stone
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                                        Nathan L. Stone

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